Exhibit 99.1

Federal Trust Corporation Announces the Addition of a New Director

          SANFORD, Fla., Jan. 4 /PRNewswire-FirstCall/ -- James V. Suskiewich, Chairman of the Board and Chief Executive Officer of Federal Trust Corporation (Amex: FDT), announced the appointment of Charles R. Webb to the Company’s Board of Directors.

          “The addition of Mr. Webb to our Board follows the appointment of Robert Cox last November. Like Mr. Cox, Mr. Webb offers our company extensive financial services industry experience, public company Board experience and ties to the Florida market. Currently, Mr. Webb is Chairman of Ernst & Webb, LLC, a consulting firm based in Naples, Florida and Cincinnati, Ohio, specializing in merger integration for the banking industry.” Chairman Suskiewich continued to say, “Mr. Webb has over 35 years of financial institution experience, including serving as both Chief Executive Officer and Chief Financial Officer of thrift institutions. On the investment banking side, Mr. Webb was an Executive Vice President of Keefe, Bruyette & Woods, which specializes in the banking sector. He also served on two other company Boards.” Chairman Suskiewich concluded his remarks by saying, “I am greatly looking forward to integrating Chuck onto our Board and the guidance he can provide us in both our banking strategy and other corporate opportunities that may present themselves.”

          Federal Trust Corporation is a unitary thrift holding company located in Sanford, Florida, with $730 million in consolidated assets and $54 million in stockholders’ equity. Federal Trust Corporation has two operating subsidiaries, Federal Trust Bank with nine branch offices in Central Florida and Federal Trust Mortgage Company. Federal Trust’s common stock is traded on the American Stock Exchange under the symbol “FDT.”

          Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

          For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov.  Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

          For more information, contact Marcia Zdanys, Corporate Secretary/Investor Relations - (407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                                  01/04/2007
          /CONTACT:  Marcia Zdanys, Corporate Secretary-Investor Relations for Federal Trust Corporation, +1-407-323-1833 /
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          (FDT)